UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2006

SAXON CAPITAL, INC.
(Exact name of registrant as specified in its charter)

_____________________________

Maryland (State or other jurisdiction of Incorporation)	001-32447 (Commission File Number)	30-0228584 (I.R.S. Employer Identification No.)
4860 Cox Road, Suite 300 Glen Allen, Virginia (Address of principal executive offices)		23060 (Zip Code)

Registrant’s telephone number, including area code (804) 967-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On May 8, 2006, Saxon Capital, Inc. (“Saxon”) issued a press release announcing Saxon’s financial results for the first quarter of 2006. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure

Saxon Capital, Inc. (the “Company”) is furnishing the text of its Investor Presentation entitled, “Saxon First Quarter 2006 Presentation” (the “Presentation”), included as Exhibit 99.2 to this report, pursuant to the Securities and Exchange Commission’s Regulation FD. The materials also will be posted to the Company's website at www.saxonmortgage.com. The Company expects to use the Presentation, possibly with variations, at meetings with various members of the financial and investment community, from time to time, on or after May 9, 2006. This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality or completeness of any information in this report that is required to be disclosed solely by reason of Regulation FD nor as to whether investors should consider this information before making an investment decision with respect to any security of the Company or its affiliates.

The Presentation is summary information that is intended to be considered in the context of the Company’s SEC filings and other public announcements that the Company may make, by press release or otherwise, from time to time.  The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 9.01. Financial Statements and Exhibits

(c)  Exhibits

99.1  Press Release dated May 8, 2006.

99.2 Text of presentation materials

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2006	SAXON CAPITAL, INC. By: /s/Robert B. Eastep
Robert B. Eastep
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibits

Exhibit 99.1	Press Release dated May 8, 2006.
Exhibit 99.2	Text of presentation materials